SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                FEBRUARY 26, 1998

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                  Commission                IRS Employer
jurisdiction                    File Number               Identification
of incorporation                                          Number

Delaware                          1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On February 26, 1998 registrant issued a press release entitled Halliburton and Dresser Industries Announce $7.7 Billion Stock Merger pertaining, among other things, to an announcement that registrant and Dresser Industries have entered into a definitive merger agreement unanimously approved by the board of directors of both companies. Dresser's shareholders will receive one newly issued share of registrant's common stock for each Dresser common share. The transaction as of the close of the market on February 25, 1998 was valued at $44.00 per Dresser share, totaling approximately $7.7 billion. The transaction will be accounted for as a pooling of interests and is expected to be tax-free for Dresser's shareholders. The resulting company will continue to be called Halliburton Company.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated February 26, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HALLIBURTON COMPANY




Date:    February 27, 1998                By:   /s/ Susan S. Keith
                                             -----------------------------
                                             Susan S. Keith
                                             Vice President and Secretary




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                                  EXHIBIT INDEX


Exhibit                                                    Sequentially
Number                   Description                       Numbered Page

20                       Press Release of                   5 of 7
                         February 26, 1998
                         Incorporated by Reference







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